CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                              As of March 31, 1998
                                   (UNAUDITED)

                                                       (millions)

Common stock                                                3,536
Preferred stock                                               202
                                                       -----------
  Total equity                                              3,738      39.31%
                                                       -----------

Subsidiary obligated, mandatorily redeemable,
       trust preferred securities                             335       3.52%
                                                       -----------

Long-term debt                                              3,883
Long-term debt and preferred stock due within
   twelve months                                               29
Short-term debt                                               911
Short-term debt - CSW Credit, Inc.                            556
Loan Notes                                                     58
                                                       -----------
    Total debt                                              5,437      57.17%

            Total capitalization                            9,510
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